                         The Registrant requests that the Registration Statement become effective immediately upon filing pursuant to Securities Act Rule 462.

     As filed with the Securities and Exchange Commission on July 28, 2000

                                                     Registration No. 333-______

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                            AMSOUTH BANCORPORATION
            (Exact name of registrant as specified in its charter)

                Delaware                              6711                        63-0591257
     (State or other jurisdiction of      (Primary standard industrial         (I.R.S. employer
     incorporation or organization)        classification code number)      identification number)

                              AmSouth-Sonat Tower
                            1900 Fifth Avenue North
                           Birmingham, Alabama 35203
                                (205) 320-7151
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           Pioneer Bancshares, Inc.
                           Long-Term Incentive Plan

                           (full title of the Plan)
                               _________________

            STEPHEN A. YODER                              With a Copy to:
Executive Vice President, General Counsel
              and Secretary                              J. Michael Savage
                                                   Maynard, Cooper & Gale, P.C.
           AMSOUTH BANCORPORATION                     1901 Sixth Avenue North
     1901 Sixth Avenue North, Suite 920                     Suite 2400
            AmSouth/Harbert Plaza                   Birmingham, Alabama  35203
          Birmingham, Alabama 35203
               (205) 326-5319


(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               _________________

                                    CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                                     Proposed
Title of Each Class of                          Proposed Maximum     Maximum            Amount of
Securities to be             Amount to be       Offering Price       Aggregate          Registration
Registered                   Registered         Per Unit(1)          Offering Price(1)  Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
value (and associated        200,194 shares      $ 16.94 per share   $3,331,229         $879
Preferred Stock Purchase
Rights)
=====================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on July 26, 2000.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
------    ---------------------------------------

          The following documents filed by AmSouth Bancorporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

          i. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, filed pursuant to Section 13(a) of the Exchange Act, except that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed incorporated by reference herein.

          ii.       All other reports of the Registrant filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999.

          iii       The description of the Registrant's shares of Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Registration Statement filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified and superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   Description of Securities.
------    -------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
------    --------------------------------------

          An opinion as to the legality of the securities being registered is being provided by Carl L. Gorday, Assistant General Counsel of the Registrant. Mr. Gorday has interests in the Registrant's Common Stock in an amount that is less than one-tenth of one percent of the outstanding shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.
------    -----------------------------------------

          Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

          The Registrant's Restated Certificate of Incorporation, as amended, and Directors' and Officers' Liability Insurance Policy provide for indemnification for the Registrant's directors and officers against certain liabilities.

Item 7.  Exemption from Registration Claimed.
------   -----------------------------------

         Not Applicable.

Item 8.  Exhibits
------   --------

         The following exhibits are filed as part of this Registration
         Statement:

         3.1 Restated Certificate of Incorporation of AmSouth Bancorporation (incorporated by reference to the Registrant's Current Report on Form 8-K filed October 15, 1999, Exhibit 3.1).

         3.2 Bylaws of AmSouth Bancorporation (incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, Exhibit 3-b).

         4 Stockholder Protection Rights Agreement dated as of December 18, 1997, ("Rights Agreement") between AmSouth Bancorporation and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (incorporated by reference to the Registrant's Report on Form 8-K filed on December 18, 1997, Exhibit 4.1).

         5    Opinion of Carl L. Gorday, Assistant General Counsel of
              Registrant.

         15   Letter re Unaudited Interim Financial Information

         23.1 Consent of Ernst & Young LLP

         23.2 Consent of Carl L. Gorday (included in Exhibit 5)

         24   Powers of Attorney


Item 9.  Undertakings.
------   ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Registrant hereby undertakes that in the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of the 27/th/ day of July, 2000.

                              AMSOUTH BANCORPORATION

                              By:/s/ C. Dowd Ritter
                                 ------------------------------------------
                                 C. Dowd Ritter
                                 President and Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of July 27, 2000.

               Signature                                Title
               ---------                                -----


     /s/ C. Dowd Ritter                      President, Chief Executive
     ------------------------------
     C. Dowd Ritter                          Officer and a Director
                                             (Principal Executive Officer)


    /s/ Sloan D. Gibson                      Vice Chairman
    -------------------------------
    Sloan D. Gibson                          and Chief Financial Officer
                                             (Principal Financial Officer)


    /s/ Robert R. Windelspecht               Executive Vice President,
    -------------------------------
    Robert R. Windelspecht                   Chief Accounting Officer, and
                                             Controller (Principal Accounting
                                             Officer)


    *                                        Chairman of the Board and
    -------------------------------
    Dennis C. Bottorff                       a Director


    *                                        A Director
    --------------------
    J. Harold Chandler


    *                                        A Director
    -------------------------------
    James E. Dalton, Jr.


    *                                        A Director
    -------------------------------
    Earnest W. Deavenport, Jr.

            Signature                            Title
            ---------                            -----


    *                                        A Director
    ------------------------------
    Rodney C. Gilbert


    *                                        A Director
    ------------------------------
    Elmer B. Harris


    *                                        A Director
    ------------------------------
    James A. Haslam II


    *                                        Vice Chairman and
    ------------------------------
    Thomas E. Hoaglin                        a Director


    *                                        A Director
    ------------------------------
    Martha R. Ingram


    *                                        A Director
    ------------------------------
    Victoria B. Jackson


    *                                        A Director
    ------------------------------
    Ronald L. Kuehn, Jr.


    *                                        A Director
    ------------------------------
    James R. Malone


    *                                        A Director
    ------------------------------
    Claude B. Nielsen


    *                                        A Director
    ------------------------------
    John N. Palmer


    *                                        A Director
    ------------------------------
    Benjamin F. Payton, Ph.D.


* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                          By: /s/ Carl L. Gorday
                              ----------------------------------
                              Carl L. Gorday